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Exhibit 4.1

Evergreen Resources, Inc.

5.875% Senior Subordinated Notes due 2012

Indenture

Dated as of March 10, 2004

Wachovia Bank, National Association,

as Trustee

Section 12.8	Governing Law	85
Section 12.9	No Personal Liability of Directors, Officers, Employees and Shareholders	86
Section 12.10	Successors	86
Section 12.11	Multiple Originals; Counterparts	86
Section 12.12	Severability	86
Section 12.13	Variable Provisions	86
Section 12.14	Qualification of Indenture	86
Section 12.15	Table of Contents; Headings	86
Section 12.16	No Adverse Interpretation of Other Agreements	86

EXHIBITS

Exhibit A—Form of Note
 Exhibit B—Form of Certificate of Transfer
 Exhibit C—Form of Certificate of Exchange
 Exhibit D—Form of Certificate From Acquiring Institutional Accredited Investor
 Exhibit E—Form of Notation of Guarantee
 Exhibit F—Form of Supplemental Indenture to be Delivered by Future Subsidiary Guarantors

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6
	(d)	7.6
314	(a)	4.2; 4.11; 11.2
	(b)	N.A.
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	4.10
315	(a)	7.1
	(b)	7.5; 11.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	11.6
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1

N.A. means Not Applicable.

Note:
This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

        INDENTURE, dated as of March 10, 2004, between Evergreen Resources, Inc., a Colorado corporation (the "Company"), and Wachovia Bank, National Association, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5.875% Senior Subordinated Notes due 2012 issued on the date hereof (the "Initial Securities"), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 5.875% Senior Subordinated Notes due 2012 provided in exchange for such Initial Securities or Additional Securities (the "Exchange Securities"):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

        "144A Global Security" means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

        "ACNTA" means (without duplication), as of the date of determination:

  (1)
  the sum of:

  (a)
  discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of

  (i)
  estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

  (ii)
  estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

      (iii)
      estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

      (iv)
      reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

    (b)
    the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements;

    (c)
    the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

    (d)
    the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

  (2)
  to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

  (a)
  minority interests;

  (b)
  any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

  (c)
  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

  (d)
  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to volumetric Production Payments on the schedules specified with respect thereto; and

  (e)
  the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to dollar-denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to dollar-denominated Production Payments on the schedules specified with respect thereto.

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary;

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

  (4)
  the development or exploitation of Oil and Gas Properties;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Additional Securities" means any Securities (other than the Initial Securities or Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (4)
  transactions permitted under Section 5.1;

  (5)
  an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

  (6)
  for purposes of Section 4.8 only, the making of a Permitted Investment or a disposition subject to Section 4.4;

  (7)
  an Asset Swap effected in compliance with Section 4.8, other than Section 4.8(a)(2);

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $2 million;

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

  (12)
  any disposition of inventory, hydrocarbons or other mineral products in the ordinary course of business;

  (13)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property; and

  (14)
  foreclosure on assets.

        "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 4.8.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of a Credit Facility, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with such credit agreements, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, as applicable, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's or, in the case of a Canadian issuer, Dominion Rating Service Limited or Canadian Bond Service Limited;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P, "A" or the equivalent thereof by Moody's, "B" or the equivalent thereof by Thompson Bank Watch Rating or, in the case of a Canadian issuer, "A" or the equivalent thereof by Dominion Rating Service Limited or Canadian Bond Service Limited, and having combined capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by S&P, "P-1" or the equivalent thereof by Moody's or, in the case of a Canadian issuer, "R-1" or the equivalent thereof by Dominion Rating Service Limited or Canadian Bond Service Limited, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity); or

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

        "Clearstream" means Clearstream Banking, S.A.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Commodity Agreements" means, with respect to any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such

  Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depletion and depreciation expense;

  (4)
  if the Company changes its method of accounting from the full cost method to successful efforts method or a similar method of accounting, consolidated exploration expense;

  (5)
  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets;"

  (6)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to dollar-denominated Production Payments. Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person other than the Company or any Restricted Subsidiary;

  (6)
  costs associated with Interest Rate Agreements and Currency Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements and Currency Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

        For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss;

  (5)
  the cumulative effect of a change in accounting principles;

  (6)
  any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133); and

  (7)
  any impairments or write-downs of oil and natural gas assets; provided, however, that, to the extent they may become applicable, ceiling limitation write-downs in accordance with generally accepted accounting principles shall be treated as capitalized costs, as if such write-downs had not occurred.

        "Credit Facility" means, with respect to the Company and any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), accounts payable overdraft financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Existing Credit Facility or any other credit or other agreement or indenture).

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

        "Depositary" means The Depository Trust Company, its nominees and their respective successors.

        "Designated Senior Indebtedness" means (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.8 and Section 4.14 and such repurchase or redemption complies with Section 4.4.

        "Domestic Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

        "Equity Offering" means a public or private sale for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement or any similar agreement with respect to Additional Securities.

        "Exchanging-Dealer" means a broker-dealer participating in the Exchange Offer.

        "Exchange Act" means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

        "Existing Credit Facility" means the Second Amended and Restated Credit Agreement, dated effective as of May 31, 2002, among the Company, Hibernia National Bank, as Administrative Agent and Syndication Agent, BNP-Paribas, as Documentation Agent, certain guarantors party thereto and the banks party thereto.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise expressly provided herein, all ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

        "Global Security Legend" means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

        "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business or Liens of the Capital Stock or assets of a Restricted Subsidiary constituting Permitted Liens under clause (1) of the definition of "Permitted Liens." The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

        "Holder" means the Person in whose name a note is registered on the Registrar's books.

        "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, Production Payments, and other similar interests.

        "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

        "IAI Global Security" means the Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (including any Guarantees of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness":

  (1)
  any obligation in respect of any Production Payment (except as set forth in clause (8) of the first paragraph of this definition of "Indebtedness"), royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

  (2)
  any obligation in respect of a farm-in agreement;

  (3)
  any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

  (4)
  oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

  (5)
  any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; and

  (6)
  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

        "Interest Payment Date," when used with respect to any security, means the Stated Maturity of an installment of interest on such security.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

        For purposes of Section 4.4,

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Issue Date" means the date on which the Securities are originally issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

  (1)
  any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

  (2)
  any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.8.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Net Working Capital" means:

  (1)
  all current assets of the Company and its Restricted Subsidiaries; minus

  (2)
  all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

        determined in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by an officer and either an Assistant Treasurer or and Assistant Secretary of the Company (for which in the case of the annual Officers' Certificate delivered pursuant to Section 4.19, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 12.4 and 12.5 of this Indenture and is delivered to the Trustee.

        "Oil and Gas Business" means:

  (1)
  the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties;

  (2)
  the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

  (3)
  any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith; or

  (4)
  any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (1) through (3) of this definition, including raising capital to finance its operations.

        "Oil and Gas Properties" means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Sections 12.4 and 12.5 of this Indenture and is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

        "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

  (1)
  ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems; and

  (2)
  Investment in the form of or pursuant to operating agreements, joint venture agreements, partnership agreements, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, subscription agreements, stock purchase agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is the Oil and Gas Business;

  (3)
  Permitted Business Investments;

  (4)
  cash and Cash Equivalents;

  (5)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (6)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (7)
  loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

  (8)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (9)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.8;

  (10)
  Investments for consideration consisting of Capital Stock (other than Disqualified Stock) of the Company;

  (11)
  Investments in existence on the Issue Date;

  (12)
  Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.3;

  (13)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (13), in an aggregate amount at the time of such Investment not to exceed $25 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

  (14)
  Guarantees issued in accordance with Section 4.3;

  (15)
  prepaid expenses, lease, utilities, workers' compensation performance and similar deposits made in the ordinary course of business;

  (16)
  Investments owned by a Person if and when it is acquired by the Company and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

  (17)
  Investments in any units of any oil and gas royalty trust; and

  (18)
  any Asset Swap made in accordance with Section 4.8(g).

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under a Credit Facility and related Hedging Obligations and other Senior Indebtedness and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under a Credit Facility permitted to be Incurred under this Indenture;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted under this Indenture;

  (8)
  leases, licenses, subleases and sublicenses of assets which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

  (b)
  such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

  (12)
  Liens arising from operating leases and Capitalized Lease Obligations entered into by the Company and its Restricted Subsidiaries in the ordinary course of business, including, without limitation, any interest or title of a lessor under any operating lease or Capitalized Lease Obligations;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens in favor of the Company;

  (15)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (16)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (17)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  (18)
  Liens securing the Securities and other obligations arising under this Indenture;

  (19)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (20)
  Liens on pipelines and pipeline facilities that arise by operation of law;

  (21)
  Liens arising under operating agreements, joint venture agreements, joint operating agreements, partnership agreements, oil and gas leases, farm-in agreements, farm-out agreements, assignments, purchase and sale agreements, carried working interest agreements, division orders, contracts for the sale, purchase, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, royalty agreements, joint interest billing arrangements, net profits interests, participation agreements and other agreements that are customary in the Oil and Gas Business;

  (22)
  Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases,

  (23)
  Liens to secure Production Payments that are not prohibited by this Indenture; and

  (24)
  Liens incurred in the ordinary course of business of the Company and its Subsidiaries with respect to obligations that do not exceed $10 million.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time.

        "Private Placement Legend" means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Production Payments" means a production payment obligation (whether volumetric or U. S. dollar-denominated) of the Company or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

        "Property" or "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of March 10, 2004, between the Company and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

        "Regulation S Permanent Global Security" means a permanent Global Security substantially in the form of Exhibit Ahereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

        "Regulation S Temporary Global Security" means a temporary Global Security substantially in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

        "Related Business Assets" means assets used or useful in the Oil and Gas Business.

        "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

        "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

        "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated the Securities Act.

        "S&P" means Standard & Poor's Ratings Group, Inc. or any successor to the rating agency business thereof.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities" means securities issued under this Indenture. The Initial Securities, Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities, Exchange Securities and any Additional Securities.

        "Securities Act" means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of this Indenture;

  (2)
  any obligation of the Company to any Subsidiary;

  (3)
  any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

  (6)
  any Capital Stock.

        "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness of the Company is to rank equally with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Special Interest" means the additional interest, if any, required by Section 2(c) of the Registration Rights Agreement or any similar provision of a registration rights agreement with respect to Additional Securities.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means, individually, any unconditional Guarantee, on a senior subordinated basis, of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

        "Subsidiary Guarantor" means any Restricted Subsidiary that has provided a Subsidiary Guarantee in accordance with Section 4.3(b)(4) or Section 4.11.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

        "Unrestricted Definitive Note" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Security" means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with Section 4.4;

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (6)
  to subscribe for additional Capital Stock of such Person; or

  (7)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (8)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 4.3(a) on a pro forma basis taking into account such designation.

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "U.S. Dollar-Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination. Whenever the definitions refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S. dollar equivalent of the amount denominated in any other currency or currency unit, including composite currencies.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.2 Other Definitions

"Affiliate Transaction"	4.9
"Asset Disposition Offer Amount"	4.8(c)
"Asset Disposition Offer Period"	4.8(c)
"Asset Disposition Offer"	4.8(b)
"Asset Disposition Purchase Date"	4.8(c)
"Authenticating Agent"	2.2
"Blockage Notice"	10.3(b)
"Change of Control Offer"	4.14
"Change of Control Payment Date"	4.14
"Change of Control Payment"	4.14
"covenant defeasance option"	8.1(a)
"cross-acceleration provision"	6.1
"Defaulted Interest"	2.11
"Event of Default"	6.1
"Excess Proceeds"	4.8(b)
"Exchange Securities"	Preamble
"Initial Securities"	Preamble
"legal defeasance option"	8.1(a)
"Legal Holiday"	12.7
"Non-Payment Default"	10.3(b)
"Pari Passu Securities"	4.8(b)
"pay the Securities"	10.3(a)
"Paying Agent"	2.3
"Payment Blockage Period"	10.3(b)
"Payment Default"	6.1
"Obligations"	11.1
"Registrar"	2.3
"Restricted Payment"	4.4(a)
"Successor Company"	5.1(a)
"Suspended Covenants"	4.23

Section 1.3 Incorporation by Reference of Trust Indenture Act

        This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Securities.

        "indenture security holder" means a Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   "including" means including without limitation;

          (5)   words in the singular include the plural and words in the plural include the singular;

          (6)   unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7)   references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

          (8)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating

        (a)   General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)   Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

        (c)   Temporary Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Houston, Texas office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

        (d)   Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.2 Execution and Authentication

        One Officer shall sign the Securities for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

        The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $200,000,000, (ii) if and when issued, the Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities) and (iii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date in an unlimited principal amount; provided that such issuance does not violate any provision of this Indenture.

        The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3 Registrar and Paying Agent

        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent. The Paying Agent or the Registrar may resign as such upon 30 days' prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

        The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

Section 2.4 Paying Agent To Hold Money in Trust

        By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and premium (if any) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, interest and premium (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.5 Holder Lists

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange

        (a)   Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

          (1)   the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

          (2)   the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act;

          (3)   owners of beneficial interests in a Global Security are required to obtain Definitive Securities pursuant to any applicable law or regulation; or

          (4)   owners of beneficial interests in a Global Security request to receive Definitive Securities and the Company consents to such request, which consent shall not be unreasonably withheld or delayed.

        Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and Section 2.9 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.6(b), (c) or (f) hereof.

        (b)   Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1)   Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

          (2)   All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

            (A)  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

            (B)  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.

          (3)   Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

            (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

          (4)   Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (ii)   if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

        (c)   Transfer or Exchange of Beneficial Interests for Definitive Securities.

          (1)   Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

            (A)  if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

            (F)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (2)   Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

              (ii)   if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3)   Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(3) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

        (d)   Transfer and Exchange of Definitive Securities for Beneficial Interests.

          (1)   Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

            (A)  if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit Chereto, including the certifications in item (2)(b) thereof;

            (B)  if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

          (2)   Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

              (ii)   if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

          (3)   Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

        If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

        (e)   Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (1)   Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

            (A)  if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2)   Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  any such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

              (ii)   if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3)   Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate:

          (1)   one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal, among other things, that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer; and

          (2)   Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer.

        Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

        (g)   Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)   Private Placement Legend.

            (A)  Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS".

            (B)  Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(2) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (2)   Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

            "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO Section 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3)   Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

            "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h)   Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

          (1)   To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

          (2)   No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.8 and 4.14 hereof).

          (3)   The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

          (4)   All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

          (5)   Neither the Company nor the Trustee shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

          (6)   Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (7)   The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

          (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7 Replacement Securities

        If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8 Outstanding Securities

        The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 12.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

        If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9 Temporary Securities

        Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

Section 2.10 Cancellation

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest

        If the Company defaults in a payment of interest on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12 CUSIP Numbers

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee

        If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

        The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and, if the Trustee so requests, an Opinion of Counsel to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2 Selection of Securities To Be Redeemed

        In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.3 Notice of Redemption

        At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price;

          (3)   the name and address of the Paying Agent;

          (4)   that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (5)   if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6)   that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

          (7)   the CUSIP number, if any, printed on the Securities being redeemed; and

          (8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

Section 3.4 Effect of Notice of Redemption

        Once notice of redemption is mailed, Securities called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date; provided that if the Redemption Date is on or after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5 Deposit of Redemption Price

        No later than 10:00 a.m. (New York City time) on the date on which any principal, interest and premium (if any) on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. If the Company complies with the provisions of this paragraph, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6 Securities Redeemed in Part

        Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7 Optional Redemption

        (a)   On and after March 15, 2008 and prior to maturity, the Company may redeem all or, from time to time, part of the Securities upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities at such Holder's address appearing in the register of the Securities, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Year	Redemption Price
2008	102.938%
2009	101.469%
2010 and thereafter	100.000%

        (b)   Prior to March 15, 2007, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the original principal amount of the Securities, including any Additional Securities, with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 105.875% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the original principal amount of the Securities, including any Additional Securities, remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Equity Offering.

        (c)   Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Securities

        The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest on the Securities shall be considered paid on the date due if on such date the Trustee or Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to Holders of the Securities on that date pursuant to the terms of this Indenture.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal to the extent lawful.

        Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, interest or premium (if any) payments hereunder.

Section 4.2 SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

Section 4.3 Limitation on Indebtedness

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

          (1)   the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00; and

          (2)   no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

        (b)   Notwithstanding Section 4.3(a), Indebtedness may be Incurred as follows:

          (1)   additional Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to a Credit Facility, so long as the aggregate amount of all Indebtedness Incurred under this clause (1) that is at any time, outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) does not exceed the greater of (x) $300 million less the aggregate amount of all Net Available Cash of Asset Dispositions applied by the Company or any of its Restricted Subsidiaries since March 10, 2004 to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.8 and (y) $50 million plus 10% of ACNTA, in each case, as of the date of such Incurrence;

          (2)   Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided,however,

            (A)  if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities; and

            (B)  (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

          (3)   Indebtedness represented by (a) the Securities issued on the Issue Date, (b) any Indebtedness (other than the Indebtedness described in Section 4.3(b)(1), Section 4.3(b)(2) and Section 4.3(b)(7)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 4.3(b)(3) or Section 4.3(b)(4) or Incurred pursuant to Section 4.3(a);

          (4)   Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and (ii) such Restricted Subsidiary (unless it is a Foreign Subsidiary) shall execute and deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee;

          (5)   any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

          (6)   any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

          (7)   in addition to the items referred to in clauses (1) through (6) above, Indebtedness of the Company and its Restricted Subsidiaries (including Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date such Restricted Subsidiary was acquired by the Company) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed $40 million at any time outstanding.

        (c)   The Company will not Incur any Indebtedness pursuant to Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

        (d)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant and in compliance with this Section 4.3:

          (1)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.3(a) and Section 4.3(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and thereafter may reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2)   all Indebtedness outstanding on the date of this Indenture under a Credit Facility shall be deemed initially Incurred on the Issue Date under Section 4.3(b)(1) and not Section 4.3(a) or Section 4.3(b)(3);

          (3)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (4)   if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 4.3(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

          (5)   the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (6)   Indebtedness permitted by this Section 4.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

          (7)   the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        (e)   Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        (f)    In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, the Company will require such Subsidiary to provide a Subsidiary Guarantee (unless it is a Foreign Subsidiary), and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.3, the Company shall be in Default of this covenant).

        (g)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4 Limitation on Restricted Payments

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1)   declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

            (A)  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

            (B)  dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

          (2)   purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

          (3)   purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations of the Company (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4)   make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 4.4(a) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (A)  a Default shall have occurred and be continuing (or would result therefrom); or

            (B)  the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

            (C)  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than as set forth in clauses (1), (2), (3), (6) and (7) of Section 4.4(b)) would exceed the sum of:

              (i)    50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after March 10, 2004 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

              (ii)   100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other contributions to its common equity capital subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

              (iii)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); plus

              (iv)  to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                a.     the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and;

                b.     the initial amount of such Restricted Investment; plus,

              (v)   to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of:

                a.     the fair market value of the Company's investment in such Subsidiary as of the date of such redesignation as determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee; or

                b.     such fair market value, as determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture;

    provided, however, that no amount will be included under clauses (iv) or (v) to the extent it is already included in Consolidated Net Income.

        (b)   The foregoing provisions of Section 4.4(a) will not prohibit:

          (1)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

          (2)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that, in each case, is permitted to be Incurred pursuant to Section 4.3 and that in each case constitutes Refinancing Indebtedness;

          (3)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.3 and that in each case constitutes Refinancing Indebtedness;

          (4)   dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

          (5)   so long as no Default or Event of Default has occurred and is continuing,

            (A)  the repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company or any of its Restricted Subsidiaries, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $2 million in the aggregate in any calendar year (with 50% of the unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Capital Stock of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the Section 4.4(a)(4)(C), plus (B) up to $2 million of any cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (5)(A); provided, further, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

            (B)  loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by the Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

          (6)   so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;"

          (7)   repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

          (8)   the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

          (9)   Restricted Payments in an amount not to exceed $25 million.

        (c)   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $20 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.4 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.5 Limitation on Layering

        The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment in any respect to any Senior Indebtedness of the Company and senior in right of payment to the Securities. Unsecured Indebtedness of the Company is not deemed to be subordinate or junior to secured Indebtedness of the Company merely because it is unsecured.

Section 4.6 Limitation on Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of this Indenture or acquired after that date, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations of the Company) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Section 4.7 Limitation on Restrictions on Distributions from Restricted Subsidiaries

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2)   make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

          (3)   transfer any of its property or assets to the Company or any Restricted Subsidiary.

        (b)   The foregoing provisions of Section 4.7(a) will not prohibit:

          (1)   any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture, including, without limitation, this Indenture and a Credit Facility in effect on such date;

          (2)   any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

          (3)   any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.7(b)(1), Section 4.7(b)(2), Section 4.7(b)(4) or this Section 4.7(b)(3) or contained in any amendment to an agreement referred to in Section 4.7(b)(1), Section 4.7(b)(2), Section 4.7(b)(4) or this Section 4.7(b)(3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in Section 4.7(b)(1), Section 4.7(b)(2) or Section 4.7(b)(4) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

          (4)   in the case of Section 4.7(a)(3), any encumbrance or restriction:

            (A)  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

            (B)  contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

            (C)  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

            (D)  with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

          (5)   (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 4.7(a)(3) on the property so acquired;

          (6)   any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (7)   customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (8)   net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

          (9)   encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Section 4.8 Limitation on Sales of Assets and Subsidiary Stock

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors in the case of an Asset Disposition for consideration exceeding $20 million (including as to the value of all non cash consideration), of the shares and assets subject to such Asset Disposition;

          (2)   at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

            (A)  first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

            (B)  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

        (b)   Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10 million, a "triggering event" shall be deemed to have occurred, which will result in the obligation of the Company to make an offer ("Asset Disposition Offer") to all Holders of Securities, and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Securities, and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        (c)   The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        (d)   If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.

        (e)   On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that the Securities were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue new Securities, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        (f)    For the purposes of this Section 4.8, the following will be deemed to be cash:

          (1)   the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.8(a)(3)(A); and

          (2)   securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days.

        (g)   The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

          (1)   in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

          (2)   in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $25 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        (h)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict. The provisions under this Indenture relative to the Company's obligation to make an offer to repurchase Securities as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in outstanding principal amount of the Securities.

Section 4.9 Limitation on Affiliate Transactions

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) of this Section 4.9 shall have been delivered to the Trustee;

          (3)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 4.9(a)(1)); and

          (4)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $25 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        (b)   The foregoing Section 4.9(a) will not apply to:

          (1)   any Restricted Payment or any Permitted Investment permitted to be made pursuant to Section 4.4;

          (2)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

          (3)   loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $2 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

          (4)   any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.3;

          (5)   the payment of reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers and directors of the Company or any Restricted Subsidiary of the Company; and

          (6)   the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to this Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities than the terms of the agreements in effect on the Issue Date.

Section 4.10 Limitation on Sale of Capital Stock of Restricted Subsidiaries

        (a)   The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

          (1)   to the Company or a Wholly-Owned Subsidiary; or

          (2)   in compliance with Section 4.8 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        (b)   Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with Section 4.8.

Section 4.11 Future Subsidiary Guarantees

        The Company will not permit any Restricted Subsidiary (other than a Foreign Subsidiary) to Guarantee the payment of any Indebtedness of the Company (other than any Indebtedness under any Credit Facility that amends, restates, replaces or refinances the Existing Credit Facility, in whole or in part, including any increase in Indebtedness thereunder in compliance with this Indenture) or any other Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to this Indenture, the form of which is attached hereto as Exhibit F.

        Notwithstanding the foregoing and the other provisions of this Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

          (1)   the sale or other disposition is in compliance with this Indenture, including Section 4.8 and Section 4.10; and

          (2)   the Guarantee which required the creation of the Subsidiary Guarantee is released or discharged, except a discharge or release by or as a result of payment under such Guarantee.

        In addition, a Subsidiary Guarantor will be released from its obligations under this Indenture and the Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary in accordance with this Indenture.

Section 4.12 Limitation on Lines of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors of the Company (which opinion shall be reasonable and made in good faith) to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.13 Payments for Consent

        None of the Company, or any of the Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.14 Change of Control

        If a Change of Control occurs, then such Change of Control shall constitute a "triggering event" which shall result in the obligation of the Company to repurchase from each Holder all or any part of such Holder's Securities (in principal amounts equal to $1,000 or an integral multiple thereof), at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

        Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the "Change of Control Payment"); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

        On or before the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities so tendered; and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder Securities equal in principal amount to, and evidencing the same Indebtedness as any unpurchased portion of the Securities surrendered, if any; provided that each such Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) all Senior Indebtedness must be repaid in full, or the Company must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness whose holders accept such offer or (ii) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a Default of this Section 4.14 if the Company fails to comply with this Section.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

Section 4.15 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

        So long as any of the Securities shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints the Trustee for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated corporate trust office of the Trustee in the City of Houston, State of Texas, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee's designated corporate trust office.

Section 4.16 Appointment to Fill a Vacancy in the Office of Trustee

        The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.17 Provision as to Paying Agent

        (a)   If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.17:

          (1)   that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities whether such sums have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the Trustee of the receipt of sums to be so held;

          (2)   that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

          (3)   that it will at any time during the continuance of any Event of Default specified in Section 6.1 or Section 6.2, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

          (4)   that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

        (b)   If the Company shall not act as its own Paying Agent, it will, by 10:00 a.m. on the Business Day prior to each due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

        (c)   If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

        (d)   Anything in this Section 4.17 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.17, such sums to be held by the Trustee upon the trusts herein contained.

        (e)   Anything in this Section 4.17 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.17 is subject to the provisions of Section 8.4 and Section 8.6.

Section 4.18 Maintenance of Corporate Existence

        So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.18 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

Section 4.19 Compliance Certificate

        (a)   The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Trust Indenture Act Section 314(a)(4).

        (b)   So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)   So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.20 Taxes

        The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.21 Stay, Extension and Usury Laws

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.22 Further Instruments and Acts

        The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or as may be reasonably requested by the Trustee.

Section 4.23 Effectiveness of Covenants

        The covenants described under Section 4.3, Section 4.4, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.12 and clause (c) under Section 5.1 (collectively, the "Suspended Covenants"), will no longer be in effect upon (a) the Securities having an Investment Grade Rating from both S&P and Moody's and (b) no Default or Event of Default having occurred and continuing under this Indenture. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the rating agencies named above withdraws its ratings or downgrades the rating assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants, unless and until the conditions set forth in the previous sentence are again satisfied. Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of failure to comply with the Suspended Covenants during such suspension. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated pursuant to Section 4.4 as though such covenant had been in effect during the entire period of time from the date the Securities are issued.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1 Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

        (a)   the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

        (b)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

        (c)   immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a); and

        (d)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

        For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

        Notwithstanding the preceding clause (c) of this Section 5.1, (x) Any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (d) of this Section 5.1.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default

        Each of the following is an "Event of Default":

          (1)   default in any payment of interest or Special Interest on any Security when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under Article X;

          (2)   default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under Article X;

          (3)   failure by the Company to comply with its respective obligations under Section 5.1 or;

          (4)   failure by the Company to comply for 30 days after notice with any of its respective obligations under Article IV above (other than a failure to purchase Securities which will constitute an Event of Default under clause (2) of this Section 6.1 and other than a failure to comply with Section 5.1 which is covered by clause (3) of this Section 6.1);

          (5)   failure by the Company to comply for 60 days after notice with its other agreements contained in this Indenture;

          (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

            (A)  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("Payment Default"); or

            (B)  results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

          (7)   (A) the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (i)    commences a voluntary case or proceeding;

              (ii)   consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

              (iii)  consents to the appointment of a Custodian of it or for any substantial part of its property;

              (iv)  makes a general assignment for the benefit of its creditors; or

              (v)   consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

        or takes any comparable action under any foreign laws relating to insolvency; or

            (B)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i)    is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

              (ii)   appoints a Custodian of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its property; or

              (iii)  orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

          (8)   failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days.

However, a default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

Section 6.2 Acceleration of Maturity; Rescission and Annulment

        If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, so long as any Indebtedness permitted to be Incurred pursuant to the Existing Credit Facility is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Existing Credit Facility or (2) five Business Days after receipt by the Company of written notice of such acceleration. If an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in outstanding principal amount of the Securities may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3 Other Remedies

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Waiver of Past Defaults

        The Holders of a majority in outstanding principal amount of the Securities, voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5 Control by Majority

        The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6 Limitation on Suits

        Except to enforce the right to receive payment of principal, premium, (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1)   the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

          (2)   Holders of at least 25% in outstanding principal amount of the Securities have made a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with the Holders' request within 60 days after receipt of the request and the furnishing of security or indemnity; and

          (5)   the Holders of a majority in outstanding principal amount of the Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee

        If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9 Trustee May File Proofs of Claim

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.10 Priorities

        If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

          Third: to the Company.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b)   Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of Section 7.1(b);

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

        (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c) .

        (e)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the Trust Indenture Act.

Section 7.2 Rights of Trustee.

        (a)   The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

        (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed in good faith.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)   The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)    Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificated statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, voting as a single class; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity or security against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

        (g)   The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

        (h)   The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company at reasonable times and upon reasonable notice provided to the Company, and subject to a reasonable undertaking by the Trustee to maintain the confidentiality of any non-public information obtained from the Company pursuant to this Section 7.2(h).

        (i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

        (j)    Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate outstanding principal amount of the Securities; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Section 7.3 Individual Rights of Trustee

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee's Disclaimer

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

Section 7.5 Notice of Defaults

        If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6 Reports by Trustee to Holders

        (a)   As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).

        (b)   A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity

        (a)   The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for its services as set forth in a separate fee agreement between the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys' fees) of any kind and nature whatsoever Incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

        (b)   To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

        (c)   The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

        (b)   The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

        (c)   If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        (d)   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

        (e)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (g)   Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger

        (a)   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

        (b)   If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification

        The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company

        The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Discharge of Liability on Securities; Defeasance

        (a)   Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.6) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

        (b)   Subject to Section 8.1(c) and Section 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.14 and clause (c) of Section 5.1 and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to clause (c) of Section 5.1) and Section 6.1(4) and the operation of Sections 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries) and 6.1(8) and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have any Subsidiary Guarantees in effect at such time terminate.

        If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section 6.1(5), Section 6.1(6), Section 6.1(7) (with respect only to Significant Subsidiaries) or Section 6.1(8) or the failure of the Company to comply with clause (c) of Section 5.1.

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

        (c)   Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b), the obligations of the Company in Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 4.2, Section 4.1, Section 4.13, Section 4.16, Section 4.17, Section 4.18, Section 4.19, Section 4.20, Section 4.21, Section 4.22, Section 4.23, Section 6.7, Section 7.7, Section 7.8, and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and Section 8.5 shall survive.

Section 8.2 Conditions to Defeasance

        The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1)   the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

          (2)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

          (3)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

          (4)   such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (5)   the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

          (6)   the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (7)   in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (8)   in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (9)   the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

Section 8.3 Application of Trust Money

        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Securities.

Section 8.4 Repayment to Company

        The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.5 Indemnity for U.S. Government Obligations

        The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6 Reinstatement

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

        The Trustee's rights under this Article VIII shall survive termination of this Indenture.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders

        The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

          (1)   to cure any ambiguity, omission, defect or inconsistency;

          (2)   to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under this Indenture and the Securities;

          (3)   to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (4)   to add Guarantees with respect to the Securities; provided, however, that the description is in accord with the applicable provisions of the Indenture;

          (5)   to secure the Securities;

          (6)   to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7)   to make any change that does not adversely affect the rights of any Holder;

          (8)   to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust Indenture Act;

          (9)   to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities;

          (10) to provide for the issuance of Additional Securities in accordance with this Indenture; or

          (11) make any change in the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under such subordination provisions.

        No amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such a change. Furthermore, any amendment to the subordination provisions of this Indenture that adversely affects the rights of any Holder of the Securities shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding.

        After an amendment under this Section 9.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2 With Consent of Holders

        The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, voting as a single class (except for the requirement of 66 2/3% consent to amend the subordination provisions of this Indenture contained in Section 9.1). However, without the consent of each Holder, an amendment may not:

          (1)   reduce the principal amount of Securities whose Holders must consent to an amendment;

          (2)   reduce the stated rate of or extend the stated time for payment of interest on any Security;

          (3)   reduce the principal of or extend the Stated Maturity of any Security;

          (4)   reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Section 3.7, Section 4.8 and Section 4.14 of this Indenture or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (5)   make any Security payable in currency other than that stated in the Security;

          (6)   impair the right of any Holder to receive payment of premium, if any, principal of, and interest on such Holder's Securities on or after the due dates therefor (other than a repurchase required by Section 4.8 or Section 4.14 hereof) or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (7)   make any change in Section 6.4 or 6.7 or the second sentence of this Section 9.2;

          (8)   make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

          (9)   make any change to the subordination provisions of this Indenture that adversely affects the rights of any Holder of Securities.

        It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        A consent to any amendment or waiver under this Indenture by any Holder of Securities given in connection with a tender of such Holder's Securities will not be rendered invalid by such tender.

        After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

Section 9.3 Compliance with Trust Indenture Act

        Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

Section 9.4 Revocation and Effect of Consents and Waivers

        A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5 Notation on or Exchange of Securities

        If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.6 Trustee To Sign Amendments

        The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating (i) that such amendment is authorized or permitted by this Indenture, (ii) that all conditions precedent to the effectiveness of such amendment have been met and (iii) that no Default or Event of Default will occur as a result of the execution of such amendment.

ARTICLE X

SUBORDINATION OF SECURITIES

Section 10.1 Securities Subordinate to Senior Indebtedness

        The Company covenants and agrees, and each Holder of a Security, by accepting a Security, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article X, the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly made subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

Section 10.2 Liquidation, Dissolution and Bankruptcy of Company

        Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (1)   holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash (or U.S. dollar-denominated Cash Equivalents) of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of the Securities shall be entitled to receive any payment of any kind or character with respect to the Securities; and

          (2)   until the Senior Indebtedness of the Company is paid in full in cash (or U.S. dollar-denominated Cash Equivalents), any distribution to which the Holders of Securities would be entitled but for this Article X (except in Permitted Junior Securities or from the trusts provided for in Section 8.1 and Section 8.2) shall be made to the holders of the Senior Indebtedness of the Company.

        Notwithstanding the foregoing, Holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

Section 10.3 Suspension of Payment When Senior Indebtedness in Default

        (a)   The Company may not pay principal of, premium if any, or interest on, or other payment obligations in respect of, the Securities (except in Permitted Junior Securities or from the trusts provided for in Section 8.1 and Section 8.2) or make any deposit pursuant to the provisions described under Article VIII and may not otherwise purchase, redeem or retire any Securities (collectively, "pay the Securities") if: (1) any Designated Senior Indebtedness is not paid when due beyond applicable grace periods (a "Payment Default") or (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

        However, the Company may pay the Securities if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

        (b)   The Company also will not be permitted to pay the Securities for a Payment Blockage Period (as defined below) during the continuance of any default (a "Non-Payment Default"), other than a Payment Default described in Section 10.3(a) hereof, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any application grace periods. A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding sentence from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends on the earliest of (a) 179 days thereafter, (b) the date on which such Non-Payment Default is cured, waived in writing or ceases to exist, (c) the date on which such Designated Senior Indebtedness is repaid in full or (d) the date on which such Payment Blockage Period will have been terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice.

        The Company may resume payments on the Securities after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        (c)   If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Securities until five Business Days after such acceleration and, after that five Business Day period, may pay the Securities only if the subordination provisions of this Indenture otherwise permit payment at that time.

        (d)   In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 10.3, then and in such event (and subject to the next sentence with respect to the Trustee) such payment will be paid over and delivered forthwith to the Company. In the event that the Company makes any payment in respect of the Securities to the Trustee and the Trustee receives written notice of a Payment Default or a Non-payment Default from one or more of the holders of Designated Senior Indebtedness (or their Representative) prior to making any payment to Holders in respect of the Securities and prior to 11:00 a.m. Eastern Time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments will be paid over by the Trustee and delivered forthwith to the Company.

Section 10.4 Subrogation to Rights of Holders of Senior Indebtedness

        After all Senior Indebtedness of the Company is irrevocably paid in full in cash or U.S. dollar-denominated Cash Equivalents reasonably satisfactory to the holders thereof and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness of the Company that otherwise would have been made to Holders of the Securities is not, as between the Company and the Holders of Securities, a payment by the Company on the Senior Indebtedness of the Company.

Section 10.5 Provisions Solely to Define Relative Rights

        This Article X defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1)   impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their respective terms;

          (2)   affect the relative rights of Holders of Securities and other creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (3)   prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.

        If the Company fails because of this Article X to pay principal of or interest on a Securities on the due date, the failure is still a Default or Event of Default.

Section 10.6 Trustee to Effectuate Subordination

        Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.7 No Waiver of Subordination Provisions

        (a)   No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b)   Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.8 Notice to Trustee

        (a)   The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness of the Company (or from any Representative therefor) with respect to a Payment Default, or one or more of the holders of Designated Senior Indebtedness (or from any Representative therefor), with respect to a Non-Payment Default; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of the Trust Indenture Act §§315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Securities), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

        (b)   Subject to the Trust Indenture Act §§315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Company (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article.

Section 10.9 Reliance on Judicial Order or Certificate of Liquidating Agent

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the Trust Indenture Act §§315(a) through 315(d), and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.10 Trustee Not Fiduciary for Holders of Senior Indebtedness

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

Section 10.11 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

ARTICLE XI

SUBSIDIARY GUARANTEE

Section 11.1 Subsidiary Guarantee

        Each Subsidiary Guarantor which becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.11 hereby, jointly and severally, unconditionally and irrevocably, Guarantees to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

        The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any Default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article XI), the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in the ownership of the Company.

        The Subsidiary Guarantors, jointly and severally, further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

        The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

        The Subsidiary Guarantors, jointly and severally, further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

        The Subsidiary Guarantors, jointly and severally, agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 11.1.

        The Subsidiary Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.

Section 11.2 Limitation on Liability

        Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article XI, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.3 Execution and Delivery of Subsidiary Guarantee

        To evidence its Guarantee set forth in Section 11.1, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

        Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

        The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

        In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, or a Subsidiary becomes a Domestic Subsidiary, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.11 hereof and this Article XI, to the extent applicable.

Section 11.4 Successors and Assigns

        (a)   This Article XI shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

        (b)   Notwithstanding the foregoing, all obligations of a Subsidiary Guarantor under this Article XI shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon (i) the unconditional release of such Subsidiary from its liability in respect of the Indebtedness in connection with which it became a Subsidiary Guarantor hereunder pursuant to Section 4.11; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Subsidiary of the Company, of all of the Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor; provided that (i) such sale or disposition of such Capital Stock or assets is otherwise in compliance with this Indenture and (ii) such Subsidiary Guarantor has been unconditionally released from its liability in respect of the Indebtedness in connection with which it became a Subsidiary Guarantor hereunder pursuant to Section 4.11.

Section 11.5 No Waiver

        Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

Section 11.6 Right of Contribution

        Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of this Article XI. The provisions of this Section 11.6 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.7 No Subrogation

        Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 11.8 Modification

        No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 11.9 Subordination

        Any Subsidiary Guarantee shall be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent the Securities are subordinated to Senior Indebtedness of the Company pursuant to Article X and Section 4.5 as if the Subsidiary Guarantor were named in such Article and in the definition of Senior Indebtedness in lieu of the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Trust Indenture Act Controls

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 12.2 Notices

        Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

        if to the Company:

    Evergreen Resources, Inc.
    1401 17th Street, Suite 1200
    Denver, Colorado 80202
    Attention: Chief Financial Officer

        if to the Trustee:

    Wachovia Bank, National Association
    5847 San Felipe, Suite 1050
    Houston, Texas 77057
    Attention: R. Douglas Milner

        The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3 Communication by Holders with other Holders

        Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent

        Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any; provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5 Statements Required in Certificate or Opinion

        Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6 When Securities Disregarded

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.7 Legal Holidays

        A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.8 Governing Law

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.9 No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator or shareholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.10 Successors

        All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Multiple Originals; Counterparts

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 12.12 Severability

        In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13 Variable Provisions

        The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

Section 12.14 Qualification of Indenture

        The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 12.15 Table of Contents; Headings

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.16 No Adverse Interpretation of Other Agreements

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EVERGREEN RESOURCES, INC.
By:	/s/ KEVIN R. COLLINS Name: Kevin R. Collins Title: Executive Vice President—Finance, Chief Financial Officer, Treasurer and Secretary
WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ KEVIN M. DOBRAVA Name: Kevin M. Dobrava Title: Vice President

Exhibit A

[FACE OF NOTE]

EVERGREEN RESOURCES, INC.

5.875% SENIOR SUBORDINATED NOTE DUE 2012

CUSIP NO.
No.	Principal Amount $

        Evergreen Resources, Inc., a Colorado corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of                        dollars on March 15, 2012.

        Interest Payment Dates: March 15 and September 15 commencing September 15, 2004.

        Record Dates: March 1 and September 1.

        Dated: March 10, 2004

EVERGREEN RESOURCES, INC.
By:	Name: Title:
WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:	Authorized Signatory

[BACK OF SECURITY]

EVERGREEN RESOURCES, INC.

5.875% SENIOR SUBORDINATED NOTE DUE 2012

        [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

        [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        [Insert the Regulation S Temporary Note Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.     Interest. Evergreen Resources, Inc., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Security at 5.875% per annum from March 10, 2004 until maturity [and shall pay the Special Interest, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement.]* The Company will pay interest [and Special Interest, if any,]* semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Special Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

*
Delete for Exchange Security

        2.     Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.     Paying Agent and Registrar. Initially, Wachovia Bank, National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

        4.     Indenture. The Company issued the Securities under an Indenture, dated as of March 10, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company and may be issued in an unlimited principal amount.

        5.     Optional Redemption.

          (a)   On and after March 15, 2008 and prior to maturity, the Company may redeem all or, from time to time, part of the Securities upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities at such Holder's address appearing in the register of the Securities, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Year	Percentage
2008	102.938%
2009	101.469%
2010 and thereafter	100.000%

          (b)   Prior to March 15, 2007, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the original principal amount of the Securities, including any Additional Securities, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the original principal amount of the Securities, including any Additional Securities, remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Equity Offering.

        6.     Subordination. The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, any Subsidiary Guarantee is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, if any. The Company and each Subsidiary Guarantor, if any, agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

        7.     Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Indenture.

        8.     Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

        9.     Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the Company's obligations under the Indenture and the Securities, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add Guarantees with respect to the Securities, (v) to secure the Securities, (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to make any change that does not adversely affect the rights of any Holder, (viii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, (ix) to provide for the issuance of the Exchange Securities, (x) to provide for the issuance of Additional Securities in accordance with the Indenture, or (xi) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company under such subordination provisions.

        10.   Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        11.   Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

        12.   Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

        13.   Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        14.   [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Exchange and Registration Rights Agreement, dated as of March 10, 2004, among the Company and the other parties named on the signature pages thereof.]*

        15.   CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

*
Delete for Exchange Security

    Evergreen Resources, Inc.
    1401 17th Street, Suite 1200
    Denver, Colorado 80202
    Attention: Chief Financial Officer

Assignment Form

        To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                                                                  to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guarantee:*

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.8	☐ Section 4.14

        If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)
Tax Identification No.:

Signature Guarantee:*

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Evergreen Resources, Inc.
1401 17th Street
Suite 1200
Denver, Colorado 80202

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, TX 77057

  Re:
  Evergreen Resources, Inc. 5.875% Senior Subordinated Notes due 2012

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of March 10, 2004 (the "Indenture"), between Evergreen Resources, Inc., as issuer (the "Company"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Security[s] or interest in such Security[s] specified in Annex A hereto, in the principal amount of $                        in such Security[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.     / / Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

        2.     / / Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

        3.     / / Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b)   / / such Transfer is being effected to the Company or a subsidiary thereof;

or

          (c)   / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d)   / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

        4.     / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

        (a)   / / Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

        (b)   / / Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

        (c)   / / Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:	Name: Title:

Dated:

Exhibit C

Form of Certificate of Exchange

Evergreen Resources, Inc.
1401 17th Street
Suite 1200
Denver, Colorado 80202

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057

  Re:
  Evergreen Resources, Inc. 5.875% Senior Subordinated Notes due 2012

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of March 10, 2004 (the "Indenture"), between Evergreen Resources, Inc., as issuer (the "Company"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $                        in such Security[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.     Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

        (a)   / / Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b)   / / Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c)   / / Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d)   / / Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.     Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

        (a)   / / Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

        (b)   / / Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] / /144A Global Security, / /Regulation S Global Security, / /IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:	Name: Title:

Dated:

Exhibit D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Evergreen Resources, Inc.
1401 17th Street
Suite 1200
Denver, Colorado 80202

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057

  Re:
  Evergreen Resources, Inc. 5.875% Senior Subordinated Notes due 2012

        Reference is hereby made to the Indenture, dated as of March 10, 2004 (the "Indenture"), between Evergreen Resources, Inc., as issuer (the "Company"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

        (a)   / / a beneficial interest in a Global Security, or

        (b)   / / a Definitive Security,

        we confirm that:

        1.     We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2.     We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) in a minimum principal amount of Securities of $100,000 that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.     We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

        4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.     We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:	Name: Title:

Dated:

Exhibit E

FORM OF NOTATION OF GUARANTEE

        For value received, the undersigned Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 10, 2004 (the "Indenture") among Evergreen Resources, Inc., (the "Company"), [SUBSIDIARY GUARANTORS, if any] and Wachovia Bank, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium [and Special Interest,]* if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subject in right to payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

[Name of Guarantor(s)]
By:	Name: Title:

*
Delete for Exchange Security.

Exhibit F

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

        Supplemental Indenture (this "Supplemental Indenture"), dated as of                        , 20    , among [Name of Future Subsidiary Guarantor(s)] (the "Subsidiary Guarantor"), a subsidiary of Evergreen Resources, Inc. (or its permitted successor), a Colorado corporation (the "Company"), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wachovia Bank, National Association, as trustee under the Indenture referred to herein (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 10, 2004 providing for the issuance of $200,000,000 aggregate principal amount of 5.875% Senior Subordinated Notes due 2012 of the Company (the "Securities");

        WHEREAS, Section 4.11 of the Indenture provides that the Company will not permit any Restricted Subsidiary (other than a Foreign Subsidiary) to Guarantee the payment of any Indebtedness of the Company (other than any Indebtedness under any Credit Facility that amends, restates, replaces or refinances the Existing Credit Facility in whole or in part) or any other Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to the Indenture; and

        WHEREAS, pursuant to Article XI of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture without the consent of any Holder.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

        1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.     AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and the incorporation of such terms into this Supplemental Indenture.

        3.     SUBORDINATION. Any Subsidiary Guarantee shall be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent the Securities are subordinated to Senior Indebtedness of the Company pursuant to Article X of the Indenture and Section 4.5 of the Indenture as if the Subsidiary Guarantor were named in such Article and in the definition of Senior Indebtedness in lieu of the Company. The Company and the Subsidiary Guarantor agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

        4.     EXECUTION AND DELIVERY. Each Subsidiary Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

        5.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        6.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        7.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        8.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

        Dated:                        , 20

[Subsidiary Guarantor]
By:	Name: Title:
[Other Subsidiary Guarantors]
By:	Name: Title:
EVERGREEN RESOURCES, INC.
By:	Name: Title:
WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE
By:	Authorized Signatory

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Evergreen Resources, Inc. 5.875% Senior Subordinated Notes due 2012 Indenture Dated as of March 10, 2004 Wachovia Bank, National Association, as Trustee